Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview

On March 1, 2024, Triumph Group, Inc. ("Triumph" or the “Company”) completed its previously announced sale of its maintenance, repair, and overhaul operations located in Wellington, Kansas; Grand Prairie, Texas; San Antonio, Texas; Hot Springs, Arkansas; and Chonburi, Thailand (“Product Support” or "TPS") to AAR CORP. (“AAR”) (the "TPS Divestiture"), pursuant to a securities and asset purchase agreement entered into on December 21, 2023, (as amended or supplemented through the date hereof) (the “Divestiture Agreement”), for a purchase price of $725 million in cash, subject to transaction adjustments in accordance with the Divestiture Agreement. For purposes of the unaudited pro forma condensed balance sheet, the cash proceeds received by the Company at closing, which are net of estimated closing adjustments and transaction cost funding, have been reflected as approximately $701 million. The divestiture of Product Support represents a strategic shift and therefore, beginning with the Company's quarterly report on Form-10-Q for the period ended December 31, 2023, Product Support was reflected as discontinued operations, including prior periods.

On February 6, 2024, Triumph issued (i) a notice of conditional redemption in respect of up to all $435.6 million of its outstanding 7.750% Senior Notes due 2025 (the “2025 Notes”) to be redeemed on March 6, 2024 (the "2025 Notes Redemption) and (ii) a notice of conditional redemption in respect of $120.0 million of its 9.000% Senior Secured First Lien Notes due 2028 (the “First Lien Notes”) to be redeemed on March 4, 2024 (the "First Lien Notes Redemption") (together, the "Senior Notes Redemptions"). The Senior Notes Redemptions were conditioned upon the consummation of the TPS Divestiture and therefore, on March 1, 2024, the Company concluded that the redemptions described on its February 6, 2024, Form 8-K were probable and the disclosure of related pro forma financial information would be material to investors.

Unaudited Pro Forma Financial Information

The following unaudited pro forma consolidated financial statements of Triumph were derived from its historical consolidated financial statements and are being presented to give effect to the TPS Divestiture and the Senior Notes Redemptions (together, the "Transactions"). The unaudited pro forma condensed consolidated balance sheet as of December 31, 2023, gives effect to the Transactions as if they had occurred on that date. As the TPS Divestiture was reflected as a component of discontinued operations within the condensed consolidated statement of operations in Triumph's Quarterly Report on Form 10-Q for December 31, 2023, the unaudited pro forma consolidated statements of operations for the nine months ended December 31, 2023, only reflects pro forma transaction adjustments for the Senior Notes Redemptions.

The unaudited pro forma consolidated statements of operations for the years ended March 31, 2023, 2022 and 2021 give effect to the pro forma discontinued operations presentation of the TPS Divestiture as if the TPS Divestiture had occurred on April 1, 2020, and in accordance with Financial Accounting Standards Board Accounting Standards Codification 205, “Presentation of Financial Statements” (“ASC 205”) for those historical periods.

The unaudited pro forma consolidated statements of operations for the year ended March 31, 2023, give effect to the pro forma Senior Notes Redemptions as if they had occurred on April 1, 2022, after adjusting for the effects of the TPS Divestiture as disclosed further in Note 2 below.

The unaudited pro forma consolidated financial statements should be read in conjunction with: (i) the accompanying notes to the unaudited pro forma condensed consolidated financial statements, (ii) Triumph's audited consolidated financial statements, the accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company's Annual Report on Form 10-K for the year ended March 31, 2023; and (iii) Triumph's unaudited condensed consolidated financial statements, the accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2023.

The unaudited pro forma consolidated financial statements, prepared in accordance with Securities and Exchange Commission (“SEC”) Regulation S-X Article 11, Pro Forma Financial Information, have been prepared based upon the best available information and management estimates and are subject to assumptions and adjustments described in the accompanying notes to these financial statements, are for informational purposes only, and are not intended to be a complete presentation of the Company's operating results or financial position had the TPS Divestiture occurred as of and for the periods indicated, nor do they purport to project the results of operations or financial position for any future period or as of any future date. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity.

TRIUMPH GROUP, INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheets

as of December 31, 2023

(in thousands)	As Reported	TPS Divestiture		Senior Notes Redemptions		Total Pro Forma
ASSETS		Note 1		Note 2
Current assets:
Cash and cash equivalents	$162,899	$701,214	(a)	$(575,202)	(c)	$288,911
Trade and other receivables, net	127,494	—		—		127,494
Contract assets	89,406	—		—		89,406
Inventory, net	352,188	—		—		352,188
Prepaid expenses and other current assets	16,578	—		—		16,578
Assets held for sale - current	180,642	(180,642)	(a)	—		—
Total current assets	929,207	520,572		(575,202)		874,577
Property and equipment, net	141,583	—		—		141,583
Goodwill	511,571	—		—		511,571
Intangible assets, net	67,308	—		—		67,308
Other, net	26,913	—		—		26,913
Total assets	$1,676,582	$520,572		$(575,202)		$1,621,952
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current portion of long-term debt	$3,342	$(141)	(b)	—		3,201
Accounts payable	133,550	—		—		133,550
Contract liabilities	40,182	—		—		40,182
Accrued expenses	140,092	(6,835)	(b)	(15,981)	(c)	117,276
Liabilities related to assets held for sale - current	32,216	(32,216)	(a)	—		—
Total current liabilities	349,382	(39,192)		(15,981)		294,209
Long-term debt, less current portion	1,627,810	(193)	(b)	(555,621)	(c)	1,071,996
Accrued pension and other postretirement benefits	301,661	—		—		301,661
Deferred income taxes	7,356	—		—		7,356
Other noncurrent liabilities	60,653	—		—		60,653
Stockholders' deficit:
Common stock	77	—		—		77
Capital in excess of par value	1,107,241	—		—		1,107,241
Treasury stock, at cost	(5)	—		—		(5)
Accumulated other comprehensive loss	(534,676)	—		—		(534,676)
Accumulated deficit	(1,242,917)	559,957	(a)	(3,600)	(c)	(686,560)
Total stockholders' deficit	(670,280)	559,957		(3,600)		(113,923)
Total liabilities and stockholders' deficit	$1,676,582	$520,572		$(575,202)		$1,621,952

TRIUMPH GROUP, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

for the Nine Months Ended December 31, 2023

(in thousands, except per share amounts)	As Reported	Senior Notes Redemptions		Total Pro Forma
Net sales	$833,456	$—		$833,456
Operating costs and expenses:
Cost of sales (exclusive of depreciation shown separately below)	618,742	—		618,742
Selling, general and administrative	135,479	—		135,479
Depreciation and amortization	22,062	—		22,062
Legal judgment loss	1,338	—		1,338
Restructuring	1,985	—		1,985
Loss on sale of assets and businesses	12,208	—		12,208
	791,814	—		791,814
Operating income	41,642	—		41,642
Non-service defined benefit income	(2,460)	—		(2,460)
Debt modification and extinguishment (gain) loss	(5,125)	9,691	(d)	4,566
Warrant remeasurement gain, net	(8,545)	—		(8,545)
Interest expense and other, net	94,354	(15,488)	(d)	78,866
Loss from continuing operations before income taxes	(36,582)	5,797		(30,785)
Income tax expense	3,348	—	(g)	3,348
Net loss	$(39,930)	$5,797		$(34,133)
Loss per share - continuing operations—basic	$(0.55)			$(0.47)
Weighted average common shares outstanding—basic	73,200			73,200
Loss per share - continuing operations—diluted	$(0.55)			$(0.47)
Weighted average common shares outstanding—diluted	73,200			73,200

TRIUMPH GROUP, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

for the Year Ended March 31, 2023

(in thousands, except per share amounts)	As Reported	(a) TPS Divestiture	Senior Notes Redemptions			Total Pro Forma
		Note 1	Note 2

Net sales	$1,379,128	$(248,566)	—			$1,130,562
Operating costs and expenses:
Cost of sales (exclusive of depreciation shown separately below)	991,599	(181,717)	—			809,882
Selling, general and administrative	210,430	(19,342)	—			191,088
Depreciation and amortization	35,581	(3,322)	—			32,259
Restructuring	4,949	(1,777)	—			3,172
Gain on sale of assets and businesses	(101,523)	—	—			(101,523)
	1,141,036	(206,158)	—			934,878
Operating income	238,092	(42,408)	—			195,684
Non-service defined benefit income	(19,664)	—	—			(19,664)
Debt modification and extinguishment loss	33,044	—	7,337	(e)		40,381
Warrant remeasurement gain, net	(8,683)	—	—			(8,683)
Interest expense and other, net	137,714	(22,504)	(23,059)	(e)		92,151
Income from continuing operations before income taxes	95,681	(19,904)	15,722			91,499
Income tax expense	6,088	(2,442)	—	(g)		3,646
Net income	$89,593	$(17,462)	$15,722			$87,853
Earnings per share - continuing operations—basic	$1.38					$1.35
Weighted average common shares outstanding—basic	65,021					65,021
Earnings per share - continuing operations—diluted	$1.20				(f)	$1.17
Weighted average common shares outstanding—diluted	71,721					71,721

TRIUMPH GROUP, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

for the Year Ended March 31, 2022

(in thousands, except per share amounts)	As Reported	(a) TPS Divestiture	Total Pro Forma
Net sales	$1,459,942	$(197,238)	$1,262,704
Operating costs and expenses:
Cost of sales (exclusive of depreciation shown separately below)	1,073,063	(144,426)	928,637
Selling, general and administrative	202,070	(17,815)	184,255
Depreciation and amortization	49,635	(4,126)	45,509
Impairment of long-lived assets	2,308	—	2,308
Restructuring	19,295	(74)	19,221
Loss on sale of assets and businesses	9,294	—	9,294
	1,355,665	(166,441)	1,189,224
Operating income	104,277	(30,797)	73,480
Non-service defined benefit income	(5,373)	—	(5,373)
Debt modification and extinguishment loss	11,624	—	11,624
Interest expense and other, net	135,861	(22,781)	113,080
Loss from continuing operations before income taxes	(37,835)	(8,016)	(45,851)
Income tax expense	4,923	(110)	4,813
Net loss	$(42,758)	$(7,906)	$(50,664)
Loss per share - continuing operations—basic	$(0.66)		$(0.79)
Weighted average common shares outstanding—basic	64,538		64,538
Loss per share - continuing operations—diluted	$(0.66)		$(0.79)
Weighted average common shares outstanding—diluted	64,538		64,538

TRIUMPH GROUP, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

for the Year Ended March 31, 2021

(in thousands, except per share amounts)	As Reported	(a) TPS Divestiture	Total Pro Forma
Net sales	$1,869,719	$(171,278)	$1,698,441
Operating costs and expenses:
Cost of sales (exclusive of depreciation shown separately below)	1,476,266	(153,896)	1,322,370
Selling, general and administrative	215,962	(18,787)	197,175
Depreciation and amortization	93,334	(4,633)	88,701
Impairment of long-lived assets	252,382	—	252,382
Restructuring	53,224	—	53,224
Loss on sale of assets and businesses	104,702	—	104,702
	2,195,870	(177,316)	2,018,554
Operating loss	(326,151)	6,038	(320,113)
Non-service defined benefit income	(49,519)	—	(49,519)
Interest expense and other, net	171,397	(26,226)	145,171
Loss from continuing operations before income taxes	(448,029)	32,264	(415,765)
Income tax expense	2,881	108	2,989
Net loss	$(450,910)	$32,156	$(418,754)
Loss per share - continuing operations—basic	$(8.55)		$(7.94)
Weighted average common shares outstanding—basic	52,739		52,739
Loss per share - continuing operations—diluted	$(8.55)		$(7.94)
Weighted average common shares outstanding—diluted	52,739		52,739

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following items resulted in adjustments in the unaudited pro forma condensed consolidated financial statements.

Transaction Accounting Adjustments:

Note 1

(a)
Reflects the removal of the Product Support business, including the associated assets, liabilities, equity and results of operations for the periods presented consistent with the principles under ASC 205-20, Discontinued Operations and the Company's related accounting policies as disclosed in the Company's Quarterly Report on Form 10-Q for December 31, 2023. The cash and cash equivalents represent the cash consideration received at closing from the TPS Divestiture, net of estimated closing adjustments and transaction cost funding. This amount is preliminary and may change in the future as the closing adjustments are finalized.
(b)
Reflects the use of a portion of the cash consideration to settle certain transaction costs and finance lease obligations accrued as of December 31, 2023.

Note 2

(c)
Reflects the use of approximately $575.2 million in cash to redeem approximately $555.6 million in principal as disclosed above, plus accrued interest of approximately $16.0 million and a premium on redemption of the First Lien Notes of approximately $3.6 million.
(d)
Reflects approximately $9.7 million in debt extinguishment losses and approximately $15.5 million in reduced interest expense that would have been avoided had the Senior Notes Redemption occurred on April 1, 2023. The $15.5 million of reduced interest expense is in addition to approximately $17.9 million in reduced interest expense that was allocated to discontinued operations in the Company's condensed consolidated statement of operations included on Form 10-Q for the nine months ended December 31, 2023.
(e)
The First Lien Notes were issued on March 14, 2023, including approximately $20.0 million in deferred debt issuance costs. The Company concluded that presenting pro forma adjustments for the First Lien Notes redemption would not provide investors with clear, understandable information about the effect of the Transactions because of the timing of the First Lien Notes issuance. Instead, the Company considered that, had the TPS Divestiture occurred on April 1, 2022, under the terms of the indenture of its then outstanding 8.875% Senior Secured First Lien Notes due June 1, 2024 (the "2024 First Lien Notes"), approximately $213.2 million of the sale proceeds would have been required to repay the 2024 First Lien Notes at a premium of 106.656% (the "2024 First Lien Notes Redemption"). As a result, only $342.5 million would remain available under the Senior Notes Redemptions described above to redeem the 2025 Notes (the "Residual 2025 Notes Redemption"). The effect of the assumptions made above results in the pro forma adjustments reflecting approximately $4.7 million in incremental loss on extinguishment principally on the increase in the premium of 2024 First Lien Notes redemptions of 106.656% as compared with the 104.438% premium that was recognized in the year ended March 31, 2023, when the 2024 First Lien Notes were redeemed in March 2023, and approximately $23.1 million in reduced interest expense had the 2024 First Lien Notes Redemption and the Residual 2025 Notes Redemption occurred on April 1, 2022. The $23.1 million of reduced interest expense is in addition to approximately $21.6 million in reduced interest expense that was allocated to discontinued operations as a result of the application of ASC 205-20, Discontinued operations and the Company's related accounting policies as described in Note 1 (a) above.
(f)
As disclosed in the Company's Annual Report on Form 10-K for the Year Ended March 31, 2023, the calculation of diluted earnings per share reflects the effect of all potentially dilutive securities (principally outstanding warrants and outstanding restricted stock units). The warrants outstanding in the year ended March 31, 2023, permitted the tendering of certain of the Company's long-term debt in payment of the exercise price. In computing diluted earnings per share, the Company applies the if-converted method to the warrants and such warrants are assumed to be exercised and the debt redeemed unless tendering cash would be more advantageous to the warrant holder. Interest (net of tax) on any Designated Notes assumed to be tendered is added back as an adjustment to the numerator. The numerator also is adjusted for any nondiscretionary adjustments based on income (net of tax) including, for example, warrant remeasurement gains recognized in the period. If cash exercise is more advantageous, the Company applies the treasury stock method to the warrants when calculating diluted EPS. In the year ended March 31, 2023, net income was reduced by approximately $3.6 million as a result of warrants related adjustments under the if-converted method. There were no warrants outstanding in the years ended March 31, 2022 and 2021.
(g)
Income tax adjustments have not been computed on the basis of statutory rates. Adjustments have been computed based on the Company's tax profile, including net operating losses, tax holidays, and estimates of effective tax rate. The Company believes that this method presents a tax adjustment that more closely reflects the effects of the Transactions.